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                                                                   EXHIBIT 10.41
                                                                  EXECUTION COPY





                              AMENDED AND RESTATED
                          FINANCIAL ADVISORY AGREEMENT

            THIS AMENDED AND RESTATED FINANCIAL ADVISORY AGREEMENT (this "Agreement") is made and entered into as of November 16, 2001, by and among AMN Healthcare Services, Inc., a Delaware corporation (formerly known as AMN Holdings, Inc.) (the "Company"), and Haas Wheat & Partners, L.P., a Delaware limited partnership ("HWP").

            WHEREAS, the parties hereto entered into a Financial Advisory Agreement, dated as of November 19, 1999 (the "Original Agreement");

            WHEREAS, the Company is considering an underwritten offering of its equity securities, registered under the Securities Act of 1933 (an "IPO");

            WHEREAS, the Company and HWP have determined to amend and restate in its entirety the Original Agreement in contemplation of such IPO;

            NOW, THEREFORE, the Company and HWP hereby agree as follows:

            1. Scope of Services. As agreed to by the parties, HWP will render to the Company financial advisory services and other consulting services on an ongoing basis (the "Company Advisory Services").

            2. Compensation for Services Rendered. As compensation for the rendering of Company Advisory Services by HWP to the Company as herein provided, the Company agrees that it will pay to HWP an annual management fee of One Hundred Fifty Thousand Dollars ($150,000). The annual fee shall be payable in advance in four quarterly installments of Thirty Seven Thousand Five Hundred Dollars ($37,500) each, with the first such installment being payable on January 1, 2000 and subsequent installments being payable on each April 1, July 1, October 1 and January 1 thereafter. Upon the consummation of an IPO by the Company, the Company shall pay HWP a fee equal to One Million Nine Hundred Fifty-Five Thousand Dollars ($1,955,000). No other fees under this Section 2 shall be payable by the Company after such date.

            3. Reimbursement of Expenses. In addition to the compensation to be paid pursuant to Section 2 hereof, HWP shall be reimbursed, promptly following demand therefor, together with invoices or reasonably detailed descriptions thereof, for all reasonable disbursements and out-of-pocket expenses incurred by HWP (whether prior to or from and after the date hereof) in connection with the rendering of Company Advisory Services.
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            4.    Indemnity. The Company (the "Indemnifying Person"), will
indemnify and hold harmless HWP, its affiliates and each person, if any, who controls HWP or any of its affiliates within the meaning of either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (a "Controlling Person"), and their respective affiliates, and the respective directors, officers, agents and employees of HWP, any Controlling Persons and their respective affiliates (each such entity or person, an "Indemnified Person") from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, "Liabilities"), and will reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of counsel) (collectively, "Expenses") as they are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation, whether or not in connection with pending or threatened litigation and whether or not any Indemnified Person is a party (collectively, "Actions"), arising out of or in connection with advice or services rendered or to be rendered pursuant to this Agreement or the Original Agreement or any Indemnified Person's actions or inactions in connection with any such advice or services or otherwise in connection with the Acquisition (as defined in the Original Agreement); provided that, no Indemnifying Person will be responsible for any Liabilities or Expenses of an Indemnified Person that are determined by a judgment of a court of competent jurisdiction that is no longer subject to appeal or further review to have resulted primarily from such Indemnified Person's gross negligence or willful misconduct in connection with any of the advice, actions, inactions or services referred to above. The Indemnifying Persons also agree to reimburse each Indemnified Person for all Expenses that are incurred in connection with enforcing such Indemnified Person's rights under this Section 4.

            Upon receipt by an Indemnified Person of actual notice of an Action against such Indemnified Person with respect to which indemnity may be sought under this Agreement, such Indemnified Person shall promptly notify the Indemnifying Persons in writing; provided that, failure so to notify the Indemnifying Persons shall not relieve the Indemnifying Persons from any liability that the Indemnifying Persons may have on account of this indemnity or otherwise, except to the extent such Indemnifying Person shall have been materially prejudiced by such failure. The Indemnifying Persons shall, if requested by such Indemnified Person, assume the defense of any such Action, including the employment of counsel reasonably satisfactory to such Indemnified Person. Any Indemnified Person shall have the right to employ separate counsel in any such Action and participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such Indemnified Person, unless: (i) the Indemnifying Party has failed to assume the defense and employ counsel reasonably satisfactory to such Indemnified Person or (ii) the named parties to any such Action (including any impleaded parties) include such Indemnified Person and one or more of the Indemnifying Persons, and such Indemnified Person shall have been advised by its counsel that there may be one or more legal defenses available to it that are different from or in addition to those available to any Indemnifying Person, provided that, the Indemnifying Persons shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel in connection with any Action in the same jurisdiction, in addition to any local counsel. An Indemnifying Person shall not be liable for any settlement of any
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Action effected without its written consent (which shall not be unreasonably withheld). In addition, the Indemnifying Persons will not, without the prior written consent of HWP, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution has been sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such Action for which such Indemnified Person is entitled to indemnification hereunder.

            In the event that the foregoing indemnity is judicially determined to be unavailable to an Indemnified Person, the Indemnifying Persons shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Indemnifying Persons, on the one hand, and to HWP, on the other hand, of the matters contemplated by this Agreement and the Original Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by the applicable law, not only such relative benefits but also the relative fault of the Indemnifying Persons, on the one hand, and HWP, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that, in no event shall the Indemnifying Persons contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses arising out of the transactions pursuant to this Agreement in excess of the amount of fees actually received by HWP pursuant to this Agreement or for any other services rendered by HWP in connection with this Agreement.

            The Indemnifying Persons also agree that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Indemnifying Persons for or in connection with advice or services rendered or to be rendered pursuant to this Agreement and the Original Agreement or any Indemnified Person's actions or inactions in connection with any advice or services rendered or to be rendered pursuant to this Agreement and the Original Agreement except for Liabilities (and related Expenses) of the Indemnifying Persons that are determined by a judgment of a court of competent jurisdiction which is no longer subject to appeal or further review to have resulted primarily from such Indemnified Person's gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

            If any term, provision, covenant or restriction contained in this
Section 4 is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            The reimbursement, indemnity and contribution obligations of the Indemnifying Persons set forth herein shall apply to any modification of this Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any services under or in connection with, this Agreement.
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            5.    Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New York.

            6. Assignment. This Agreement and all provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (other than to either or both of Robert B. Haas and Douglas D. Wheat or to any entity controlled by either or both of Robert B. Haas and Douglas D. Wheat) by any of the parties without the prior written consent of the other party.

            7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

            8. Other Understandings. All discussions, understandings, and agreements heretofore made between any of the parties hereto with respect to the subject matter hereof are merged in this Agreement, which alone fully and completely expresses the agreement of the parties hereto.

            9.    Termination. Upon the consummation of an IPO of the Company and the payment of the fee provided by Section 2 hereof, this Agreement shall terminate, except for the obligations of the parties under Sections 3 and 4 hereof.
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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                        AMN HEALTHCARE SERVICES, INC.


                        By:/s/  Steven Francis
                           ---------------------------------------
                           Name:  Steven Francis
                           Title: President and Chief Executive Officer

                        HAAS WHEAT & PARTNERS, L.P.

                            By:  HWH, L.P., its general partner

                                 By:  HWH Incorporated, its general partner


                                      By:/s/  Robert B. Haas
                                         -------------------------------
                                         Name:  Robert B. Haas
                                         Title: Chairman